Residential Asset Securitization Trust 2006-A16




                               Final Term Sheet



                          [IndyMac Bank, F.S.B. LOGO]



                          $664,784,022 (Approximate)




                               IndyMac MBS, Inc.
                                   Depositor


                             IndyMac Bank, F.S.B.
                         Sponsor, Seller and Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.


                               FREE WRITING PROSPECTUS DATED December 27, 2006

                               Residential Asset Securitization Trust 2006-A16

         Distributions are payable monthly on the 25th day of each month, beginning January 25, 2007

      The following classes of certificates that are offered pursuant to this free writing prospectus:

------------------------------------------------------------------------------------------------------------
                     Initial Class                                        Initial Class
                  Certificate Balance /                                Certificate Balance /
                    Initial Notional    Pass-Through                    Initial Notional     Pass-Through
      Class            Amount (1)         Rate (2)         Class           Amount (1)          Rate (2)
------------------------------------------------------------------------------------------------------------
  Class 1-A-1     $   190,593,000          6.50%         Class 2-A-2   $     1,480,000          6.00%
------------------------------------------------------------------------------------------------------------
  Class 1-A-2     $   17,407,000           6.00%         Class 2-A-3   $   228,773,000 (5)  Variable (5)
------------------------------------------------------------------------------------------------------------
  Class 1-A-3     $   162,004,000          6.00%         Class A-R    $            100          6.50%
------------------------------------------------------------------------------------------------------------
  Class 1-A-4     $   11,182,000           6.00%         Class B-1    $     13,511,000        Variable
------------------------------------------------------------------------------------------------------------
  Class 1-PO      $    3,058,922          N/A(3)         Class B-2    $      8,107,000        Variable
------------------------------------------------------------------------------------------------------------
  Class A-X       $   43,412,606 (4)      6.3781%        Class B-3    $      4,729,000        Variable
------------------------------------------------------------------------------------------------------------
  Class 2-A-1     $   23,939,000           6.00%
------------------------------------------------------------------------------------------------------------

   (1)   This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus
         5%.

   (2)   The classes of certificates offered by this free writing prospectus, together with their pass-through rates and initial ratings, are listed in the tables under "Summary -- Description of the Certificates" beginning on page S-6 of this free writing prospectus.

   (3)   The Class 1-PO Certificates are principal only certificates and will not bear interest.

   (4)   The Class A-X Certificates are interest only, notional amount certificates. The initial notional amount for the Class A-X Certificates is set forth in the table above but is not included in the aggregate class certificate balance of the certificates offered.

   (5)   The Class 2-A-3 Certificates, in addition to paying principal and interest at a per annum rate of
         6.50% according to its class certificate balance, will bear interest at a per annum rate of 0.50%
         on a notional amount equal to the aggregate class certificate balance of the Class 2-A-1 and Class
         2-A-2 Certificates.

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                                    Summary





Issuing Entity

Residential Asset Securitization Trust 2006-A16, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN0616, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of December 1, 2006 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of December 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about December 28, 2006.

The Mortgage Loans

The mortgage pool will consist of two loan groups consisting primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.


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                                      S-4
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As of the cut-off date, the depositor expects that the group 1 mortgage loans will have the following characteristics:

Aggregate Current Principal
  Balance                     $406,608,041.23

Weighted Average Mortgage
  Rate                        6.686%

Range of Mortgage Rates       5.500 to 8.625%

Average Current Principal
  Balance                     $593,588.38
Range of Outstanding
  Principal Balances          $418,196.78 to
                               $2,000,000.00

Weighted Average Original
  Loan-to-Value Ratio         73.39%

Weighted Average Original
  Term to Maturity            360 months

Weighted Average FICO Credit
  Score                       720

Weighted Average Remaining
  Term to Stated Maturity     359 months

Geographic Concentrations in
  excess of 10%:

  California                    54.73%

As of the cut-off date, the depositor expects that the group 2 mortgage loans will have the following characteristics:

Aggregate Current Principal
  Balance                     $268,986,703.71

Weighted Average Mortgage
  Rate                        7.348%

Range of Mortgage Rates       6.875% to
                              9.625%

Average Current Principal
  Balance                     $607,193.46

Range of Outstanding
  Principal Balances          $419,191.00 to
                              $1,497,442.37

Weighted Average Original
  Loan-to-Value Ratio         73.97%

Weighted Average Original
  Term to Maturity            360 months

Weighted Average FICO Credit
  Score                       706

Weighted Average Remaining
  Term to Stated Maturity     358 months

Geographic Concentrations in
  excess of 10%:

  California                   37.01%

  Florida                      10.54%

As of the cut-off date, the depositor expects that the mortgage loans in the aggregate will have the following characteristics:

Aggregate Current Principal
  Balance                     $675,594,744.94

Weighted Average Mortgage
  Rate                        6.950%

Range of Mortgage Rates       5.500% to
                                9.625%

Average Current Principal
  Balance                     $598,931.51

Range of Outstanding Principal
  Balances                    $418,196.78 to
                              $2,000,000.00

Weighted Average Original
  Loan-to-Value Ratio         73.62%

Weighted Average Original
  Term to Maturity            360 months

Weighted Average FICO Credit
  Score                       714

Weighted Average Remaining
  Term to Stated Maturity     358 months

Geographic Concentrations in
  excess of 10%:

  California                  47.68%


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                                      S-5
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

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Description of the Certificates

The issuing entity will issue the following classes of certificates:

                             Initial
                         Class Certificate
                         Balance / Initial
        Class           Notional Amount (1)              Type            Final Scheduled Distribution Date
---------------------  -------------------- ---------------------------- -------------------------------------
Offered Certificate
1-A-1............      $190,593,000                 Senior/ Fixed                 February 25, 2037
                                                  Pass-Through Rate

1-A-2............       $17,407,000                 Senior/ Fixed                 February 25, 2037
                                                  Pass-Through Rate/
                                                  NAS/ Super Senior

1-A-3............      $162,004,000                 Senior/ Fixed                 February 25, 2037
                                                  Pass-Through Rate/
                                                    Super Senior

1-A-4............       $11,182,000                 Senior/ Fixed                 February 25, 2037
                                                  Pass-Through Rate/
                                                    NAS/ Support

A-X..............       $43,412,606 (3)             Senior/ Fixed                 February 25, 2037
                                                  Pass-Through Rate/
                                              Notional Amount/ Interest
                                                   Only/ Component

1-PO.............        $3,058,922             Senior/ Principal Only            February 25, 2037

A-R..............              $100             Senior/ REMIC Residual            February 25, 2037

2-A-1............       $23,939,000                 Senior/ Fixed                 February 25, 2037
                                                  Pass-Through Rate/
                                                  NAS/ Super Senior

2-A-2............        $1,480,000                 Senior/ Fixed                 February 25, 2037
                                                  Pass-Through Rate/
                                                    NAS/ Support

2-A-3............      $228,773,000 (4)            Senior/ Variable               February 25, 2037
                                                    Pass-Through
                                                   Rate/ Component

B-1..............       $13,511,000           Subordinate/ Variable Rate          February 25, 2037

B-2..............        $8,107,000           Subordinate/ Variable Rate          February 25, 2037

B-3..............        $4,729,000           Subordinate/Variable Rate           February 25, 2037



                                                                   Initial Rating
                                                                     (S&P/Fitch)
        Class          Modeled Scheduled Distribution Date               (2)
---------------------  ---------------------------------------   ------------------
Offered Certificates
1-A-1............                 December 25, 2036                   AAA / AAA


1-A-2............                 December 25, 2036                   AAA / AAA



1-A-3............                 December 25, 2036                   AAA / AAA



1-A-4............                 December 25, 2036                   AAA / AAA



A-X..............                 December 25, 2036                   AAA / AAA




1-PO.............                 December 25, 2036                   AAA / AAA

A-R..............                  January 25, 2007                   AAA / AAA

2-A-1............                  October 25, 2036                   AAA / AAA



2-A-2............                  October 25, 2036                   AAA / AAA



2-A-3............                  October 25, 2036                   AAA / AAA



B-1..............                 December 25, 2036                    AA / AA

B-2..............                 December 25, 2036                     A / A

B-3..............                 December 25, 2036                   BBB / BBB


----------------------------------------------------------------------------------------------------------------



                                                       S-6
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

----------------------------------------------------------------------------------------------------------------

                             Initial
                         Class Certificate
                         Balance / Initial
        Class           Notional Amount (1)              Type            Final Scheduled Distribution Date
---------------------  -------------------- ---------------------------- -------------------------------------
Non-Offered
Certificates (5)
B-4..............        $4,729,000           Subordinate/Variable Rate           February 25, 2037


B-5..............        $3,715,000           Subordinate/Variable Rate           February 25, 2037

B-6..............        $2,366,722           Subordinate/Variable Rate           February 25, 2037

P................              $100             Prepayment Charges (6)                   N/A



                                                                    Initial Rating
                                                                      (S&P/Fitch)
        Class           Modeled Scheduled Distribution Date               (2)
---------------------   ---------------------------------------   ------------------
Non-Offered
Certificates (7)
B-4..............                  December 25, 2036


B-5..............                  December 25, 2036

B-6..............                  December 25, 2036

P................                         N/A


   -------------
   (1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

   (2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

   (3) The notional amount of the Class A-X Certificates will be calculated as described in this free writing prospectus under "Description of the Certificates--Notional Amount Certificates."

   (4) The Class 2-A-3 Certificates, in addition to paying principal and interest according to its class certificate balance, will bear interest on a notional amount equal to the aggregate class certificate balance of the Class 2-A-1 and Class 2-A-2 Certificates as further described in this free writing prospectus under "Description of the Certificates--Component Classes" and "--Interest."

   (5) The Class B-4, Class B-5, Class B-6 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-4, Class B-5, Class B-6 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

   (6) The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.



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                                      S-7
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


--------------------------------------------------------------------------------------------------------------------------------

The certificates will also have the following characteristics:

                             Related Loan       Initial Pass-Through
          Class                  Group                  Rate               Pass-Through Rate         Interest Accrual Period
--------------------------  --------------     ----------------------     -------------------       -------------------------
Offered Certificates
1-A-1...............               1                   6.5000%                  6.5000%                calendar month (1)
1-A-2...............               1                   6.0000%                  6.0000%                calendar month (1)
1-A-3...............               1                   6.0000%                  6.0000%                calendar month (1)
1-A-4...............               1                   6.0000%                  6.0000%                calendar month (1)
A-X.................            1 and 2                6.3781%                  6.3781%                calendar month (1)
1-PO................               1                     (3)                      (3)                          N/A
A-R.................               2                   6.5000%                  6.5000%                calendar month (1)
2-A-1...............               2                   6.0000%                  6.0000%                calendar month (1)
2-A-2...............               2                   6.0000%                  6.0000%                calendar month (1)
2-A-3...............               2                   6.5556%                Variable (4)             calendar month (1)
B-1.................            1 and 2                6.3495%                Variable (5)             calendar month (1)
B-2.................            1 and 2                6.3495%                Variable (5)             calendar month (1)
B-3.................            1 and 2                6.3495%                Variable (5)             calendar month (1)
Non-Offered Certificates
B-4.................            1 and 2                6.3495%                Variable (5)             calendar month (1)
B-5.................            1 and 2                6.3495%                Variable (5)             calendar month (1)
B-6.................            1 and 2                6.3495%                Variable (5)             calendar month (1)
P...................            1 and 2                  N/A                      N/A                          N/A



          Class              Interest Accrual Convention
--------------------------  -----------------------------
Offered Certificates
1-A-1...............                 30/360 (2)
1-A-2...............                 30/360 (2)
1-A-3...............                 30/360 (2)
1-A-4...............                 30/360 (2)
A-X.................                 30/360 (2)
1-PO................                     N/A
A-R.................                 30/360 (2)
2-A-1...............                 30/360 (2)
2-A-2...............                 30/360 (2)
2-A-3...............                 30/360 (2)
B-1.................                 30/360 (2)
B-2.................                 30/360 (2)
B-3.................                 30/360 (2)
Non-Offered Certificates
B-4.................                 30/360 (2)
B-5.................                 30/360 (2)
B-6.................                 30/360 (2)
P...................                     N/A


   (1) The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

   (2) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

   (3) The Class 1-PO Certificates are not entitled to any distributions of interest.

   (4) For each interest accrual period, the Class 2-A-3 Certificates will be entitled to distributions of interest accrued on the Class 2-A-3-1 and Class 2-A-3-2 Components for that interest accrual period. The pass-through rate for the Class 2-A-3-1 Component for the interest accrual period for any distribution date will equal 0.50% per annum. The pass-through rate for the Class 2-A-3-2 Component for the interest accrual period for any distribution date will equal 6.50% per annum.

   (5) The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

       o 6.25% multiplied by the excess of the aggregate stated principal balance of the group 1 mortgage loans as of the first day of the related due period (after giving effect to principal prepayments in the prepayment period ending during that due period) over the aggregate class certificate balance of the group 1 senior certificates immediately prior to that distribution date;

       o 6.50% multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the first day of the related due period (after giving effect to principal prepayments in the prepayment period ending during that due period) over the aggregate class certificate balance of the group 2 senior certificates immediately prior to that distribution date; and

   divided by the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.


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                                      S-8
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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

    Senior Certificates            Class 1-A-1, Class 1-A-2, Class
                                    1-A-3, Class 1-A-4, Class A-X,
                                    Class 1-PO, Class 2-A-1, Class
                                     2-A-2, Class 2-A-3 and Class
                                           A-R Certificates


        Subordinated                 Class B-1, Class B-2, Class
        Certificates              B-3, Class B-4, Class B-5 and Class
                                           B-6 Certificates

      Notional Amount                   Class A-X Certificates
        Certificates

       Principal Only                  Class 1-PO Certificates
        Certificates

        Super Senior                 Class 1-A-2, Class 1-A-3 and
        Certificates                   Class 2-A-1 Certificates

    Support Certificates             Class 1-A-4 and Class 2-A-2
                                             Certificates

       Group 1 Senior              Class 1-A-1, Class 1-A-2, Class
        Certificates                 1-A-3, Class 1-A-4 and Class
                                    1-PO Certificates and Class A-
                                            X-1 Component

       Group 2 Senior              Class 2-A-1, Class 2-A-2, Class
        Certificates                     2-A-3 and Class A-R
                                             Certificates
                                      and Class A-X-2 Component

    Offered Certificates           Senior Certificates, Class B-1,
                                       Class B-2 and Class B-3
                                             Certificates

Record Date

The record date is the last business day of the month immediately preceding the month of that distribution date.

Denominations

Class A-X, Class B-1, Class B-2 and Class B-3 Certificates:

$25,000 and multiples of $1,000.

The senior certificates (other than the Class A-X and Class A-R Certificates):

$100,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on January 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Distributions

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, notional amount, component balance or component notional amount, as applicable, immediately prior to that distribution date; plus

o  any interest remaining unpaid from prior distribution dates; minus

o any net interest shortfalls allocated to that class or component for that distribution date.

The Class 1-PO Certificates do not bear interest.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage


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                                      S-9
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loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class or component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

o  prepayments on the mortgage loans; and

o reductions in the mortgage rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all related interest-bearing classes and components of certificates, based on their respective interest entitlements (or, in the case of the subordinated certificates, based on interest accrued on the share of the applicable assumed balance of each class of subordinated certificates, as described more fully under "Description of the Certificates--Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes or components of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class or component of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class or component of certificates will be entitled to receive on the next distribution date.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if cash is available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus under "Description of the Certificates--Principal."

Loan Group 1

Principal collections from the mortgage loans in loan group 1 will be distributed to the group 1 senior certificates as described in the next sentence, and any remainder will be allocated to the subordinated certificates. Principal distributed to the group 1 senior certificates will be allocated between the Class 1-PO Certificates, on the one hand, and the other classes of group 1 senior certificates (other than the related notional amount component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in loan group 1 with a net mortgage rate less than 6.25% (which is the "required coupon" for loan group 1) will be equal to the net mortgage rate of the group 1 mortgage loans divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a group 1 mortgage loan with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the classes of group 1 senior certificates (other than the notional amount certificates and the Class 1-PO Certificates) as set forth below, and any remainder of that non-PO amount will be allocated to the classes of subordinated certificates:

o in the case of scheduled principal collections on the group 1 mortgage loans, the amount allocated to the group 1 senior certificates is based on the ratio of the aggregate class certificate balance of the group 1 senior certificates to the aggregate of the non-PO percentage of the stated principal balance of each group 1 mortgage loan and

o in the case of principal prepayments on the group 1 mortgage loans, the amount allocated to the group 1 senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus.


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                                     S-10
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Loan Group 2

Principal collections from the group 2 mortgage loans will be allocated to the group 2 senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the group 2 mortgage loans, the amount allocated to the group 2 senior certificates is based on the ratio of its class certificate balance to the aggregate stated principal balance of the mortgage loans in the related loan group and

o in the case of principal prepayments on the group 2 mortgage loans, the amount allocated to the group 2 senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus.

General

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of either loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates and the notional amount components do not have a class certificate balance or component principal balance and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Amounts Available for Distributions on the Certificates

General

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loans, plus accrued interest);

o  subsequent recoveries with respect to mortgage loans in that loan group;

o partial or full prepayments with respect to the mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group purchased by the seller or the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o  the trustee fee due to the trustee;

o  lender-paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;


------------------------------------------------------------------------------

------------------------------------------------------------------------------

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will equal either 0.200% per annum or 0.250% per annum. As of the cut-off date, the weighted average servicing fee rates for the mortgage loans in loan group 1 and loan group 2 were 0.219% and 0.200% per annum, respectively. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.


Source and Priority of Distributions

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o to interest on each interest-bearing class and component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

o to principal of the classes of senior certificates and component related to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to any deferred amounts payable on the Class 1-PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of subordinated certificates related to payments on the mortgage loans in loan group 1;

o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

o from any remaining available amounts to the Class A-R Certificates.

Priority of Distributions--Group 1 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 1, up to the amount of the senior principal distribution amount for loan group 1, will be distributed as principal of the following classes of group 1 senior certificates, concurrently, as follows:

(x) 50% to the Class 1-A-1 Certificates until its class certificate balance is reduced to zero; and



------------------------------------------------------------------------------

------------------------------------------------------------------------------

(y) 50% in the following priority:

      (1) concurrently, to the Class 1-A-2 and Class 1-A-4 Certificates, pro rata, the group 1 priority amount, until their respective class certificate balances are reduced to zero;

      (2) to the Class 1-A-3 Certificates until its class certificate balance is reduced to zero; and

      (3) concurrently, to the Class 1-A-2 and Class 1-A-4 Certificates, pro rata, without regard to the group 1 priority amount, until their respective class certificate balances are reduced to zero.


Class 1-PO Certificates

On each distribution date, principal will be distributed to the Class 1-PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

o available funds for loan group 1 remaining after distribution of interest on the group 1 senior certificates; and

o a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount for loan group 1.


Priority of Distributions--Group 2 Senior Certificates

On each distribution date, the principal amount related to loan group 2, up to the amount of the senior principal distribution amount for loan group 2, will be distributed as principal of the following classes and component of group 2 senior certificates, in the following priority:

(1) concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, the group 2 priority amount, until their respective class certificate balances are reduced to zero;

(2) sequentially, to the Class A-R Certificates and Class 2-A-3-2 Component, in that order, until their respective class certificate balance and component balance are reduced to zero; and

(3) concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, without regard to the group 2 priority amount, until their respective class certificate balances are reduced to zero.


Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, with respect to all loan groups to the extent of available funds available therefor, the sum of (x) the non-PO formula principal amount for loan group 1, up to the subordinated principal distribution amount for loan group 1 and (y) the subordinated principal distribution amount for loan group 2 will be distributed as principal of the classes of subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class or classes (referred to as a "restricted class"), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from either loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

o the sum of (x) the applicable non-PO percentage of any realized losses on the mortgage loans in loan group 1 and (y) any realized losses on the mortgage loans in loan group 2 will be allocated in the following order of priority:

   o first, to the classes of subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

   o second, concurrently to the senior certificates related to the applicable loan group (other than the notional amount


------------------------------------------------------------------------------

------------------------------------------------------------------------------

      certificates, the Class 1-PO Certificates and the Class 2-A-3-1 Component), pro rata, based upon their respective class certificate balances or component balance, except that the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2 and Class 1-A-3 Certificates will instead be allocated to the Class 1-A-4 Certificates until its class certificate balance is reduced to zero and any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates until its class certificate balance is reduced to zero; and

   o with respect to losses on the mortgage loans in loan group 1, the applicable PO percentage of any realized losses on a discount mortgage loan group in loan group 1 will be allocated to the Class 1-PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class 1-PO Deferred Amounts and will be paid on the Class 1-PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for loan group 1) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class 1-PO Deferred Amounts.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "Priority of Distributions--Principal," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the certificates unrelated to that loan group.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.


------------------------------------------------------------------------------

------------------------------------------------------------------------------

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-X, Class 1-PO, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.





------------------------------------------------------------------------------

                                                   The Mortgage Pool

                                                         Loan Group 1


                                      Mortgage Rates for the Group 1 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of                       Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Mortgage Rates (%)                Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
5.500 - 5.999 .............           5     $  3,285,152.56           0.81%      5.745%       724       $657,030.51      73.74%
6.000 - 6.499 .............         129       77,982,912.03          19.18       6.296        734        604,518.70      72.66
6.500 - 6.999 .............         449      269,238,130.10          66.22       6.672        721        599,639.49      72.61
7.000 - 7.499 .............          68       37,219,062.72           9.15       7.152        690        547,339.16      77.10
7.500 - 7.999 .............          27       14,989,050.90           3.69       7.635        700        555,150.03      79.60
8.000 - 8.499 .............           6        3,440,800.00           0.85       8.073        675        573,466.67      80.00
8.500 - 8.999 .............           1          452,932.92           0.11       8.625        711        452,932.92      95.00
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========

------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans was approximately 6.686% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans net of the insurance premium charged by the lender was approximately 6.458% per annum.


                                   Current Principal Balances for the Group 1 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
Range of Current              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Mortgage Loan                  Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Principal Balances ($)            Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
400,001 - 450,000 .........          98     $ 42,728,083.49          10.51%      6.733%       710        $436,000.85     76.11%
450,001 - 500,000 .........         161       77,009,938.25          18.94       6.733        704         478,322.60     74.23
500,001 - 550,000 .........         116       60,911,549.63          14.98       6.682        715         525,099.57     75.11
550,001 - 600,000 .........          82       47,279,820.53          11.63       6.679        722         576,583.18     72.67
600,001 - 650,000 .........          80       50,419,927.78          12.40       6.702        728         630,249.10     73.39
650,001 - 700,000 .........          32       21,749,125.07           5.35       6.646        716         679,660.16     72.62
700,001 - 750,000 .........          32       23,286,525.25           5.73       6.667        721         727,703.91     74.41
750,001 - 800,000 .........          18       14,063,993.86           3.46       6.642        726         781,332.99     73.84
800,001 - 850,000 .........           5        4,085,284.60           1.00       6.500        705         817,056.92     63.58
850,001 - 900,000 .........          14       12,300,041.40           3.03       6.608        729         878,574.39     70.66
900,001 - 950,000 .........           9        8,304,177.35           2.04       6.639        734         922,686.37     71.79
950,001 - 1,000,000 .......          17       16,884,061.64           4.15       6.632        756         993,180.10     69.58
1,000,001 - 1,200,000 .....           7        7,660,686.30           1.88       6.915        731       1,094,383.76     69.27
1,200,001 - 1,400,000 .....           9       11,778,326.08           2.90       6.507        742       1,308,702.90     69.77
1,400,001 - 1,600,000 .....           3        4,402,500.00           1.08       6.585        769       1,467,500.00     67.84
1,600,001 - 1,800,000 .....           1        1,744,000.00           0.43       6.750        707       1,744,000.00     80.00
1,800,001 - 2,000,000 .....           1        2,000,000.00           0.49       6.500        727       2,000,000.00     59.61
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $593,588.38.

                                  Original Loan-to-Value Ratios for the Group 1 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
Range of Original             Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Loan-to-Value                  Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Ratios (%)                        Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
20.01 - 25.00 .............           2     $  1,064,201.23           0.26%      6.631%       793       $532,100.62      22.17%
25.01 - 30.00 .............           1          459,000.00           0.11       7.000        682        459,000.00      29.61
30.01 - 35.00 .............           3        1,759,136.58           0.43       6.707        766        586,378.86      32.51
35.01 - 40.00 .............           3        2,247,243.80           0.55       6.483        718        749,081.27      37.65
40.01 - 45.00 .............           8        5,123,613.75           1.26       6.613        772        640,451.72      41.79
45.01 - 50.00 .............          13        8,329,340.00           2.05       6.592        741        640,718.46      47.80
50.01 - 55.00 .............          15        9,314,592.85           2.29       6.554        726        620,972.86      52.82
55.01 - 60.00 .............          29       20,181,318.65           4.96       6.598        724        695,907.54      58.28
60.01 - 65.00 .............          55       33,826,030.68           8.32       6.654        706        615,018.74      63.67
65.01 - 70.00 .............          43       27,102,860.13           6.67       6.589        720        630,299.07      68.77
70.01 - 75.00 .............          85       55,888,129.96          13.74       6.630        721        657,507.41      73.56
75.01 - 80.00 .............         414      234,305,295.32          57.62       6.719        718        565,954.82      79.49
80.01 - 85.00 .............           4        2,005,563.25           0.49       6.990        722        501,390.81      84.09
85.01 - 90.00 .............           5        2,697,532.11           0.66       7.243        733        539,506.42      88.95
90.01 - 95.00 .............           5        2,304,182.92           0.57       7.308        687        460,836.58      94.56
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 73.39%.


                                   Original Term to Stated Maturity for the Group 1 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Original Term to Stated        Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Maturity (months)                 Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
240 .......................           1     $    528,982.59           0.13%       7.00%       641       $528,982.59      57.30%
360 .......................         684      406,079,058.64          99.87        6.685       720        593,682.83      73.41
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========


                                Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of Remaining Terms to    Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Stated Maturity (months)          Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
235 - 240 .................           1     $    528,982.59           0.13%       7.00%       641       $528,982.59      57.30%
353 - 359 .................         379      221,718,091.44          54.53        6.567       727        585,008.16      72.46
360 .......................         305      184,360,967.20          45.34        6.827       711        604,462.19      74.55
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 359 months.

                            Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
State                             Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Arizona ...................          19     $ 11,007,085.41           2.71%      6.629%       732       $579,320.28      71.60%
California ................         380      222,550,060.75          54.73       6.628        722        585,658.05      73.71
Colorado ..................           7        4,925,416.84           1.21       6.728        715        703,630.98      75.42
Connecticut ...............           8        4,253,434.87           1.05       6.771        710        531,679.36      65.79
Delaware ..................           2          939,000.00           0.23       6.872        718        469,500.00      55.37
District of Columbia ......           1          535,515.45           0.13       6.500        781        535,515.45      80.00
Florida ...................          43       24,490,604.11           6.02       6.825        714        569,548.93      71.56
Georgia ...................           5        3,713,954.20           0.91       6.577        766        742,790.84      78.23
Hawaii ....................           3        2,328,699.86           0.57       6.500        742        776,233.29      75.62
Idaho .....................           1          511,559.18           0.13       6.750        723        511,559.18      56.89
Illinois ..................          15        8,489,353.07           2.09       6.954        693        565,956.87      72.79
Indiana ...................           1          611,578.83           0.15       7.875        740        611,578.83      90.00
Louisiana .................           1          584,496.33           0.14       6.750        648        584,496.33      78.00
Maine .....................           2        1,069,000.00           0.26       7.071        715        534,500.00      75.63
Maryland ..................          27       14,650,319.06           3.60       6.727        710        542,604.41      74.61
Massachusetts .............          16        9,936,548.97           2.44       6.764        722        621,034.31      70.45
Michigan ..................           6        3,761,161.66           0.93       6.917        693        626,860.28      74.83
Minnesota .................           7        4,760,060.00           1.17       6.589        739        680,008.57      72.25
Missouri ..................           2        1,241,512.00           0.31       7.180        673        620,756.00      79.98
Montana ...................           1          423,999.99           0.10       6.000        748        423,999.99      80.00
North Carolina ............           4        2,268,006.49           0.56       6.560        743        567,001.62      64.93
Nevada ....................           3        1,503,617.96           0.37       6.623        664        501,205.99      80.00
New Hampshire .............           2        1,021,495.14           0.25       6.609        715        510,747.57      71.18
New Jersey ................          24       14,781,791.30           3.64       6.722        703        615,907.97      69.52
New Mexico ................           1          508,000.00           0.12       6.750        682        508,000.00      80.00
New York ..................          57       34,755,746.61           8.55       6.716        728        609,749.94      73.22
Oregon ....................           4        2,297,275.00           0.56       6.637        682        574,318.75      74.26
Pennsylvania ..............           3        1,620,498.41           0.40       6.495        704        540,166.14      80.00
Rhode Island ..............           1          510,000.00           0.13       6.750        730        510,000.00      78.46
South Carolina ............           3        1,885,516.23           0.46       6.400        700        628,505.41      66.12
Texas .....................          13        9,513,868.81           2.34       6.902        708        731,836.06      73.15
Utah ......................           4        2,233,700.00           0.55       7.142        725        558,425.00      76.93
Virginia ..................           9        5,644,917.34           1.39       6.918        707        627,213.04      77.73
Washington ................           9        6,764,736.96           1.66       6.713        730        751,637.44      79.33
Wisconsin .................           1          515,510.40           0.13       6.250        672        515,510.40      80.00
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========


                                        Mortgagors' FICO Scores for the Group 1 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of FICO                  Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Credit Scores                     Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
620 - 639 .................          30     $ 16,703,530.12           4.11%      6.849%       628       $556,784.34      74.30%
640 - 659 .................          50       25,861,536.67           6.36       6.938        650        517,230.73      73.57
660 - 679 .................          76       43,895,334.42          10.80       6.805        669        577,570.19      74.73
680 - 699 .................         112       62,301,572.50          15.32       6.714        688        556,264.04      73.68
700 - 719 .................          94       55,507,212.11          13.65       6.721        708        590,502.26      74.76
720 - 739 .................          83       48,748,671.90          11.99       6.556        730        587,333.40      72.26
740 - 759 .................          94       57,232,750.45          14.08       6.630        749        608,859.05      76.19
760 - 779 .................          67       43,857,975.37          10.79       6.589        769        654,596.65      71.99
780 - 799 .................          63       43,252,186.67          10.64       6.603        789        686,542.65      69.08
800 - 819 .................          16        9,247,271.02           2.27       6.590        806        577,954.44      70.00
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 720.

                                      Types of Mortgaged Properties for the Group 1 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Property Type                     Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Single Family Residence ...         480     $281,537,408.70          69.24%      6.688%       717       $586,536.27      73.34%
Townhouse .................           7        4,194,865.45           1.03       6.905        729        599,266.49      75.32
Low-rise Condominium ......          20       10,699,673.60           2.63       6.694        726        534,983.68      69.98
High-rise Condominium .....           9        5,394,244.84           1.33       6.988        703        599,360.54      75.71
Two-Family Residence ......          24       16,334,576.51           4.02       6.713        732        680,607.35      71.62
Three-Family Residence ....           1          814,298.31           0.20       6.750        777        814,298.31      58.21
Planned Unit Development
(PUD)......................         144       87,632,973.82          21.55       6.643        727        608,562.32      74.19
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========


                                                    Purposes of the Group 1 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Loan Purpose                      Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Purchase ..................         249     $149,552,426.78          36.78%      6.730%       727       $600,612.16      77.00%
Refinance (Cash Out) ......         300      174,759,051.35          42.98       6.666        715        582,530.17      70.37
Refinance (Rate/Term) .....         136       82,296,563.10          20.24       6.648        716        605,121.79      73.23
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========



                                              Occupancy Types for the Group 1 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Occupancy Type                    Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Investment ................          26     $ 16,482,155.43           4.05%      6.827%       736       $633,929.06      65.21%
Owner Occupied ............         639      378,780,402.05          93.16       6.679        719        592,770.58      73.93
Second Home ...............          20       11,345,483.75           2.79       6.695        735        567,274.19      67.06
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========

------------
(1) Based upon representations of the related mortgagors at the time of origination.



                                            Loan Documentation Type for the Group 1 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Type of Program                   Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Full/Alternate ............         176     $105,594,118.60          25.97%      6.582%       720       $599,966.58      75.84%
Stated Income .............         353      209,786,072.49          51.59       6.701        719        594,294.82      74.24
No Ratio ..................          71       42,906,303.95          10.55       6.854        718        604,314.14      73.32
No Income/No Asset ........          49       29,072,188.02           7.15       6.692        716        593,309.96      65.99
No Doc ....................          36       19,249,358.17           4.73       6.703        731        534,704.39      61.96
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========

                                           Ranges of Loan Age for the Group 1 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of                       Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Loan Age (months)                 Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
0 .........................         305     $184,360,967.20          45.34%      6.827%       711       $604,462.19      74.55%
1 - 5 .....................         373      217,539,810.88          53.50       6.568        728        583,216.65      72.41
6 - 10 ....................           7        4,707,263.15           1.16       6.563        700        672,466.16      73.27
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately 1 month.



                                        Prepayment Charge Terms of the Group 1 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Prepayment Charge              Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Term (months)                     Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
None ......................         548     $329,443,790.74          81.02%      6.682%       721       $601,174.80      73.21%
12 ........................          33       18,447,919.88           4.54       6.691        720        559,027.88      76.83
24 ........................           4        2,138,500.00           0.53       7.047        707        534,625.00      82.29
36 ........................         100       56,577,830.61          13.91       6.689        715        565,778.31      72.98
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========



                                          Origination Channel for the Group 1 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Origination Channel               Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Conduit ...................         330     $193,549,024.09          47.60%      6.512%       729       $586,512.19      71.73%
Correspondent .............         123       77,043,705.62          18.95       6.889        716        626,371.59      75.63
Consumer Direct ...........           3        1,463,431.18           0.36       7.182        680        487,810.39      73.15
Mortgage Professionals ....         229      134,551,880.34          33.09       6.815        708        587,562.80      74.50
                              ---------     ---------------     -----------
Total:.....................         685     $406,608,041.23         100.00%
                              =========     ===============     ===========

                                                               Loan Group 2


                                              Mortgage Rates for the Group 2 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of                       Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Mortgage Rates (%)                Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
6.500 - 6.999 .............         120     $ 68,990,079.90          25.65%      6.879%       714       $574,917.33      72.65%
7.000 - 7.499 .............         167      101,437,834.11          37.71       7.144        707        607,412.18      73.82
7.500 - 7.999 .............         112       70,374,135.30          26.16       7.649        704        628,340.49      74.63
8.000 - 8.499 .............          26       15,841,978.82           5.89       8.159        689        609,306.88      73.88
8.500 - 8.999 .............          11        8,258,241.66           3.07       8.654        702        750,749.24      78.73
9.000 - 9.499 .............           4        2,117,861.77           0.79       9.244        662        529,465.44      78.87
9.500 - 9.999 .............           3        1,966,572.15           0.73       9.533        684        655,524.05      80.00
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========

------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans was approximately 7.348% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans net of the insurance premium charged by the lender was approximately 7.143% per annum.


                                       Current Principal Balances for the Group 2 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
Range of Current              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Mortgage Loan                  Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Principal Balances ($)            Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
400,001 - 450,000 .........          60     $ 26,050,499.58           9.68%      7.358%       705        $434,174.99     74.94%
450,001 - 500,000 .........         102       48,762,611.98          18.13       7.328        703         478,064.82     75.85
500,001 - 550,000 .........          75       39,343,936.59          14.63       7.256        700         524,585.82     74.04
550,001 - 600,000 .........          52       29,949,151.33          11.13       7.256        706         575,945.22     75.57
600,001 - 650,000 .........          46       29,182,314.76          10.85       7.295        706         634,398.15     75.61
650,001 - 700,000 .........          20       13,606,411.78           5.06       7.546        709         680,320.59     76.15
700,001 - 750,000 .........          22       15,981,012.64           5.94       7.276        714         726,409.67     71.53
750,001 - 800,000 .........           9        7,028,485.14           2.61       7.327        702         780,942.79     75.50
800,001 - 850,000 .........           4        3,328,137.61           1.24       7.062        719         832,034.40     73.01
850,001 - 900,000 .........          12       10,521,390.96           3.91       7.668        723         876,782.58     71.21
900,001 - 950,000 .........           7        6,517,842.87           2.42       7.233        722         931,120.41     71.60
950,001 - 1,000,000 .......          18       17,786,572.65           6.61       7.525        721         988,142.93     71.13
1,000,001 - 1,200,000 .....           5        5,737,150.46           2.13       7.362        700       1,147,430.09     63.45
1,200,001 - 1,400,000 .....           6        7,771,713.36           2.89       7.543        706       1,295,285.56     76.62
1,400,001 - 1,600,000 .....           5        7,419,472.00           2.76       7.474        679       1,483,894.40     63.36
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $607,193.46.

                                         Original Loan-to-Value Ratios for the Group 2 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of Original              Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Loan-to-Value Ratios (%)          Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
30.01 - 35.00 .............           1     $    548,605.83           0.20%      6.875%       797       $548,605.83      31.43%
35.01 - 40.00 .............           3        2,013,829.63           0.75       7.223        748        671,276.54      39.01
40.01 - 45.00 .............           3        2,180,000.00           0.81       7.843        671        726,666.67      42.30
45.01 - 50.00 .............           7        4,630,143.14           1.72       7.172        715        661,449.02      48.78
50.01 - 55.00 .............           6        3,149,038.88           1.17       7.014        695        524,839.81      52.82
55.01 - 60.00 .............          17       10,613,887.93           3.95       7.237        691        624,346.35      58.45
60.01 - 65.00 .............          34       25,179,944.87           9.36       7.193        709        740,586.61      63.61
65.01 - 70.00 .............          36       23,357,213.91           8.68       7.322        696        648,811.50      68.84
70.01 - 75.00 .............          75       50,624,916.74          18.82       7.308        712        674,998.89      74.33
75.01 - 80.00 .............         256      144,133,842.76          53.58       7.405        707        563,022.82      79.73
80.01 - 85.00 .............           1          517,447.82           0.19       7.000        678        517,447.82      82.27
85.01 - 90.00 .............           2          878,475.20           0.33       7.878        668        439,237.60      88.01
90.01 - 95.00 .............           1          484,357.00           0.18       6.938        750        484,357.00      94.97
95.01 - 100.00 ............           1          675,000.00           0.25       8.625        672        675,000.00      99.50
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 73.97%.


                                          Original Term to Stated Maturity for the Group 2 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Original Term to Stated        Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Maturity (months)                 Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
360 .......................         443     $268,986,703.71         100.00%      7.348%       706       $607,193.46      73.97%
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========


                                         Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of Remaining Terms to    Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Stated Maturity (months)          Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
353 - 359 .................         399     $242,829,504.71          90.28%      7.366%       707       $608,595.25      73.84%
360 .......................          44       26,157,199.00           9.72       7.181        697        594,481.80      75.21
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 358 months.

                              Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
State                             Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Alabama ...................           1     $    649,467.20           0.24%      7.000%       673       $649,467.20      73.45%
Arizona ...................          20       11,580,522.28           4.31       7.338        717        579,026.11      75.42
California ................         165       99,551,642.97          37.01       7.278        709        603,343.29      73.20
Colorado ..................           7        4,601,299.04           1.71       7.494        747        657,328.43      77.42
Connecticut ...............           4        1,997,676.38           0.74       7.609        678        499,419.10      81.57
Delaware ..................           1          718,386.94           0.27       7.500        702        718,386.94      75.00
Florida ...................          45       28,343,014.55          10.54       7.451        705        629,844.77      72.48
Georgia ...................           6        3,208,445.53           1.19       7.171        716        534,740.92      75.50
Hawaii ....................           2        1,406,250.00           0.52       8.365        730        703,125.00      86.76
Illinois ..................          12        8,844,342.83           3.29       7.708        701        737,028.57      75.43
Louisiana .................           1          510,940.00           0.19       7.125        668        510,940.00      80.00
Maryland ..................          12        7,454,959.78           2.77       7.179        709        621,246.65      77.64
Massachusetts .............          18       10,030,125.78           3.73       7.286        717        557,229.21      72.81
Minnesota .................           4        2,437,950.50           0.91       7.098        682        609,487.63      74.58
Missouri ..................           3        2,460,614.21           0.91       6.979        678        820,204.74      70.27
North Carolina ............           4        3,207,695.25           1.19       7.307        700        801,923.81      61.81
North Dakota ..............           1          493,971.32           0.18       7.875        683        493,971.32      75.00
Nevada ....................           8        4,637,955.24           1.72       7.277        728        579,744.41      77.01
New Hampshire .............           2        1,423,438.05           0.53       6.958        729        711,719.03      64.84
New Jersey ................          34       19,502,871.27           7.25       7.435        699        573,613.86      74.25
New York ..................          34       22,190,163.36           8.25       7.385        689        652,651.86      73.96
Ohio ......................           1          564,000.00           0.21       7.000        687        564,000.00      79.89
Oklahoma ..................           1          650,000.00           0.24       7.750        746        650,000.00      69.89
Oregon ....................           5        2,723,207.23           1.01       7.789        666        544,641.45      78.63
Pennsylvania ..............           2          962,562.37           0.36       7.117        760        481,281.19      80.00
Rhode Island ..............           1          499,600.15           0.19       7.125        714        499,600.15      80.00
South Carolina ............           4        2,329,955.57           0.87       7.324        685        582,488.89      72.55
Tennessee .................           2        1,211,275.38           0.45       7.564        735        605,637.69      80.00
Texas .....................          12        7,644,537.44           2.84       7.408        724        637,044.79      76.21
Utah ......................           5        2,635,998.18           0.98       7.360        713        527,199.64      69.86
Virginia ..................          13        6,659,999.49           2.48       7.278        694        512,307.65      76.09
Washington ................          13        7,853,835.42           2.92       7.309        698        604,141.19      75.18
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========


                                        Mortgagors' FICO Scores for the Group 2 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of FICO                  Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Credit Scores                     Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
620 - 639 .................          38     $ 23,071,421.93           8.58%      7.433%       629       $607,142.68      72.48%
640 - 659 .................          28       15,135,321.07           5.63       7.524        649        540,547.18      76.65
660 - 679 .................          65       39,984,798.73          14.86       7.446        669        615,150.75      73.33
680 - 699 .................          83       50,629,632.83          18.82       7.420        689        609,995.58      73.09
700 - 719 .................          67       39,827,400.48          14.81       7.305        709        594,438.81      75.10
720 - 739 .................          50       31,225,366.66          11.61       7.191        729        624,507.33      74.51
740 - 759 .................          47       28,623,553.76          10.64       7.276        749        609,011.78      74.73
760 - 779 .................          35       21,439,550.20           7.97       7.229        768        612,558.58      74.94
780 - 799 .................          21       13,177,438.76           4.90       7.370        788        627,497.08      71.91
800 - 819 .................           9        5,872,219.29           2.18       7.148        808        652,468.81      71.79
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 706.

                                        Types of Mortgaged Properties for the Group 2 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Property Type                     Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Single Family Residence ...         305     $182,387,876.69          67.81%      7.318%       704       $597,993.04      73.33%
Townhouse .................           1          452,000.00           0.17       7.875        663        452,000.00      80.00
Low-rise Condominium ......          17        8,791,197.52           3.27       7.530        724        517,129.27      75.34
High-rise Condominium .....           6        4,153,420.77           1.54       7.473        715        692,236.80      74.65
Two-Family Residence ......          14        9,394,075.10           3.49       7.516        686        671,005.36      74.47
Three-Family Residence ....           3        2,068,799.19           0.77       7.922        745        689,599.73      76.45
Four-Family Residence .....           4        3,542,923.99           1.32       7.321        743        885,731.00      69.35
Planned Unit Development
(PUD)......................          93       58,196,410.45          21.64       7.357        710        625,767.85      75.79
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========


                                                  Purposes of the Group 2 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Loan Purpose                      Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Purchase ..................         195     $117,424,220.42          43.65%      7.440%       717       $602,175.49      76.56%
Refinance (Cash Out) ......         187      111,205,940.11          41.34       7.298        695        594,684.17      71.64
Refinance (Rate/Term) .....          61       40,356,543.18          15.00       7.219        704        661,582.68      72.86
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========


                                               Occupancy Types for the Group 2 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Occupancy Type                    Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Investment ................          35     $ 20,464,349.92           7.61%      7.927%       725       $584,695.71      72.96%
Owner Occupied ............         389      234,990,824.96          87.36       7.296        704        604,089.52      74.25
Secondary Home ............          19       13,531,528.83           5.03       7.388        723        712,185.73      70.69
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========

------------------
(1) Based upon representations of the related mortgagors at the time of origination.



                                         Loan Documentation Type for the Group 2 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Type of Program                   Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Full/Alternate ............          69     $ 39,078,120.93          14.53%      7.157%       707       $566,349.58      76.33%
Stated Income .............         215      135,520,149.92          50.38       7.299        709        630,326.28      74.84
No Ratio ..................          73       42,265,092.40          15.71       7.469        703        578,973.87      75.00
No Income/No Asset ........          37       23,976,513.38           8.91       7.554        696        648,013.88      70.12
No Doc ....................          49       28,146,827.08          10.46       7.493        708        574,425.04      68.25
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========

                                           Ranges of Loan Age for the Group 2 Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of                       Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Loan Age (months)                 Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
0 .........................          44     $ 26,157,199.00           9.72%      7.181%       697       $594,481.80      75.21%
1 - 5 .....................         387      234,773,637.20          87.28       7.371        707        606,650.23      73.87
6 - 10 ....................          12        8,055,867.51           2.99       7.230        704        671,322.29      72.81
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately two months.



                                              Prepayment Charge Terms of the Group 2 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Prepayment Charge              Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Term (months)                     Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
None ......................         385     $233,105,037.29          86.66%      7.350%       707       $605,467.63      73.99%
12 ........................          20       13,748,724.01           5.11       7.349        710        687,436.20      73.22
24 ........................           1          712,500.00           0.26       7.250        708        712,500.00      75.00
36 ........................          37       21,420,442.41           7.96       7.331        700        578,930.88      74.24
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========


                                              Origination Channel for the Group 2 Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Origination Channel               Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Conduit ...................         418     $254,649,964.71          94.67%      7.358%       707       $609,210.44      73.92%
Correspondent .............           7        3,312,290.00           1.23       7.119        703        473,184.29      73.61
Mortgage Professionals ....          18       11,024,449.00           4.10       7.201        691        612,469.39      75.21
                              ---------     ---------------     -----------
Total:.....................         443     $268,986,703.71         100.00%
                              =========     ===============     ===========

                                                       Aggregate Mortgage Loans


                                              Mortgage Rates for the Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of                       Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Mortgage Rates (%)                Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
5.500 - 5.999 .............           5     $  3,285,152.56           0.49%      5.745%       724       $657,030.51      73.74%
6.000 - 6.499 .............         129       77,982,912.03          11.54       6.296        734        604,518.70      72.66
6.500 - 6.999 .............         569      338,228,210.00          50.06       6.714        720        594,425.68      72.62
7.000 - 7.499 .............         235      138,656,896.83          20.52       7.146        703        590,029.35      74.70
7.500 - 7.999 .............         139       85,363,186.20          12.64       7.646        703        614,123.64      75.50
8.000 - 8.499 .............          32       19,282,778.82           2.85       8.143        686        602,586.84      74.97
8.500 - 8.999 .............          12        8,711,174.58           1.29       8.652        702        725,931.22      79.58
9.000 - 9.499 .............           4        2,117,861.77           0.31       9.244        662        529,465.44      78.87
9.500 - 9.999 .............           3        1,966,572.15           0.29       9.533        684        655,524.05      80.00
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.950% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.731% per annum.


                                     Current Principal Balances for the Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of Current Mortgage      Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Loan Principal Balances ($)       Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
400,001 - 450,000 .........         158     $ 68,778,583.07          10.18%      6.970%       708        $435,307.49     75.66%
450,001 - 500,000 .........         263      125,772,550.23          18.62       6.964        703         478,222.62     74.86
500,001 - 550,000 .........         191      100,255,486.22          14.84       6.907        709         524,897.83     74.69
550,001 - 600,000 .........         134       77,228,971.86          11.43       6.903        715         576,335.61     73.79
600,001 - 650,000 .........         126       79,602,242.54          11.78       6.920        720         631,763.83     74.21
650,001 - 700,000 .........          52       35,355,536.85           5.23       6.992        713         679,914.17     73.98
700,001 - 750,000 .........          54       39,267,537.89           5.81       6.915        718         727,176.63     73.24
750,001 - 800,000 .........          27       21,092,479.00           3.12       6.870        718         781,202.93     74.40
800,001 - 850,000 .........           9        7,413,422.21           1.10       6.752        711         823,713.58     67.82
850,001 - 900,000 .........          26       22,821,432.36           3.38       7.096        726         877,747.40     70.92
900,001 - 950,000 .........          16       14,822,020.22           2.19       6.900        729         926,376.26     71.71
950,001 - 1,000,000 .......          35       34,670,634.29           5.13       7.090        738         990,589.55     70.38
1,000,001 - 1,200,000 .....          12       13,397,836.76           1.98       7.107        718       1,116,486.40     66.77
1,200,001 - 1,400,000 .....          15       19,550,039.44           2.89       6.919        728       1,303,335.96     72.49
1,400,001 - 1,600,000 .....           8       11,821,972.00           1.75       7.143        713       1,477,746.50     65.03
1,600,001 - 1,800,000 .....           1        1,744,000.00           0.26       6.750        707       1,744,000.00     80.00
1,800,001 - 2,000,000 .....           1        2,000,000.00           0.30       6.500        727       2,000,000.00     59.61
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $598,931.51.

                                    Original Loan-to-Value Ratios for the Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
Range of Original             Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Loan-to-Value                  Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Ratios (%)                        Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
----------------------------- ---------     ---------------     -----------    --------  --------       -----------    --------
20.01 - 25.00 .............           2     $  1,064,201.23           0.16%      6.631%       793       $532,100.62      22.17%
25.01 - 30.00 .............           1          459,000.00           0.07       7.000        682        459,000.00      29.61
30.01 - 35.00 .............           4        2,307,742.41           0.34       6.747        774        576,935.60      32.26
35.01 - 40.00 .............           6        4,261,073.43           0.63       6.833        732        710,178.91      38.30
40.01 - 45.00 .............          11        7,303,613.75           1.08       6.980        742        663,964.89      41.94
45.01 - 50.00 .............          20       12,959,483.14           1.92       6.799        732        647,974.16      48.15
50.01 - 55.00 .............          21       12,463,631.73           1.84       6.671        718        593,506.27      52.82
55.01 - 60.00 .............          46       30,795,206.58           4.56       6.818        713        669,461.01      58.34
60.01 - 65.00 .............          89       59,005,975.55           8.73       6.884        707        662,988.49      63.65
65.01 - 70.00 .............          79       50,460,074.04           7.47       6.929        709        638,735.11      68.80
70.01 - 75.00 .............         160      106,513,046.70          15.77       6.952        716        665,706.54      73.93
75.01 - 80.00 .............         670      378,439,138.08          56.02       6.980        714        564,834.53      79.58
80.01 - 85.00 .............           5        2,523,011.07           0.37       6.992        713        504,602.21      83.72
85.01 - 90.00 .............           7        3,576,007.31           0.53       7.399        717        510,858.19      88.72
90.01 - 95.00 .............           6        2,788,539.92           0.41       7.244        698        464,756.65      94.63
95.01 - 100.00 ............           1          675,000.00           0.10       8.625        672        675,000.00      99.50
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.62%.



                                            Original Term To Stated Maturity for the Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Original Term to Stated        Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Maturity (months)                 Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
240 .......................           1     $    528,982.59           0.08%      7.000%       641       $528,982.59      57.30%
360 .......................       1,127      675,065,762.35          99.92       6.949        714        598,993.58      73.63
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========



                                          Remaining Terms to Stated Maturity for the Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of Remaining Terms to    Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Stated Maturity (months)          Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
235 - 240 .................           1     $    528,982.59           0.08%      7.000%       641       $528,982.59      57.30%
353 - 359 .................         778      464,547,596.15          68.76       6.985        717        597,104.88      73.18
360 .......................         349      210,518,166.20          31.16       6.871        709        603,203.91      74.63
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 358 months.

                                     Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
State                             Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Alabama ...................           1     $    649,467.20           0.10%      7.000%       673       $649,467.20      73.45%
Arizona ...................          39       22,587,607.69           3.34       6.993        725        579,169.43      73.56
California ................         545      322,101,703.72          47.68       6.829        718        591,012.30      73.55
Colorado ..................          14        9,526,715.88           1.41       7.098        730        680,479.71      76.38
Connecticut ...............          12        6,251,111.25           0.93       7.039        700        520,925.94      70.83
Delaware ..................           3        1,657,386.94           0.25       7.144        711        552,462.31      63.88
District of Columbia ......           1          535,515.45           0.08       6.500        781        535,515.45      80.00
Florida ...................          88       52,833,618.66           7.82       7.161        709        600,382.03      72.06
Georgia ...................          11        6,922,399.73           1.02       6.852        743        629,309.07      76.96
Hawaii ....................           5        3,734,949.86           0.55       7.202        738        746,989.97      79.81
Idaho .....................           1          511,559.18           0.08       6.750        723        511,559.18      56.89
Illinois ..................          27       17,333,695.90           2.57       7.339        697        641,988.74      74.14
Indiana ...................           1          611,578.83           0.09       7.875        740        611,578.83      90.00
Louisiana .................           2        1,095,436.33           0.16       6.925        657        547,718.17      78.93
Maine .....................           2        1,069,000.00           0.16       7.071        715        534,500.00      75.63
Maryland ..................          39       22,105,278.84           3.27       6.879        709        566,802.02      75.63
Massachusetts .............          34       19,966,674.75           2.96       7.026        720        587,255.14      71.64
Michigan ..................           6        3,761,161.66           0.56       6.917        693        626,860.28      74.83
Minnesota .................          11        7,198,010.50           1.07       6.762        719        654,364.59      73.04
Missouri ..................           5        3,702,126.21           0.55       7.047        676        740,425.24      73.53
Montana ...................           1          423,999.99           0.06       6.000        748        423,999.99      80.00
North Carolina ............           8        5,475,701.74           0.81       6.998        718        684,462.72      63.10
North Dakota ..............           1          493,971.32           0.07       7.875        683        493,971.32      75.00
Nevada ....................          11        6,141,573.20           0.91       7.117        712        558,324.84      77.74
New Hampshire .............           4        2,444,933.19           0.36       6.812        723        611,233.30      67.49
New Jersey ................          58       34,284,662.57           5.07       7.128        701        591,114.87      72.21
New Mexico ................           1          508,000.00           0.08       6.750        682        508,000.00      80.00
New York ..................          91       56,945,909.97           8.43       6.976        713        625,779.23      73.51
Ohio ......................           1          564,000.00           0.08       7.000        687        564,000.00      79.89
Oklahoma ..................           1          650,000.00           0.10       7.750        746        650,000.00      69.89
Oregon ....................           9        5,020,482.23           0.74       7.262        673        557,831.36      76.63
Pennsylvania ..............           5        2,583,060.78           0.38       6.727        725        516,612.16      80.00
Rhode Island ..............           2        1,009,600.15           0.15       6.936        722        504,800.08      79.22
South Carolina ............           7        4,215,471.80           0.62       6.911        691        602,210.26      69.67
Tennessee .................           2        1,211,275.38           0.18       7.564        735        605,637.69      80.00
Texas .....................          25       17,158,406.25           2.54       7.127        715        686,336.25      74.51
Utah ......................           9        4,869,698.18           0.72       7.260        718        541,077.58      73.10
Virginia ..................          22       12,304,916.83           1.82       7.113        700        559,314.40      76.85
Washington ................          22       14,618,572.38           2.16       7.033        713        664,480.56      77.10
Wisconsin .................           1          515,510.40           0.08       6.250        672        515,510.40      80.00
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

                                              Mortgagors' FICO Scores for the Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of FICO                  Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Credit Scores                     Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
620 - 639 .................          68     $ 39,774,952.05           5.89%      7.188%       629       $584,925.77      73.25%
640 - 659 .................          78       40,996,857.74           6.07       7.154        649        525,600.74      74.71
660 - 679 .................         141       83,880,133.15          12.42       7.111        669        594,894.56      74.06
680 - 699 .................         195      112,931,205.33          16.72       7.030        689        579,134.39      73.42
700 - 719 .................         161       95,334,612.59          14.11       6.965        708        592,140.45      74.90
720 - 739 .................         133       79,974,038.56          11.84       6.804        729        601,308.56      73.14
740 - 759 .................         141       85,856,304.21          12.71       6.846        749        608,909.96      75.71
760 - 779 .................         102       65,297,525.57           9.67       6.799        769        640,171.82      72.96
780 - 799 .................          84       56,429,625.43           8.35       6.782        789        671,781.26      69.74
800 - 819 .................          25       15,119,490.31           2.24       6.806        807        604,779.61      70.70
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 714.


                                       Types of Mortgaged Properties for the Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Property Type                     Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Single Family Residence ...         785     $463,925,285.39          68.67%      6.936%       712       $590,987.62      73.34%
Townhouse .................           8        4,646,865.45           0.69       6.999        723        580,858.18      75.77
Low-rise Condominium ......          37       19,490,871.12           2.88       7.071        725        526,780.30      72.40
High-rise Condominium .....          15        9,547,665.61           1.41       7.199        708        636,511.04      75.25
Two-Family Residence ......          38       25,728,651.61           3.81       7.006        716        677,069.78      72.66
Three-Family Residence ....           4        2,883,097.50           0.43       7.591        754        720,774.38      71.30
Four-Family Residence .....           4        3,542,923.99           0.52       7.321        743        885,731.00      69.35
Planned Unit Development
(PUD)......................         237      145,829,384.27          21.59       6.928        720        615,313.86      74.83
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========


                                                  Purposes of the Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Loan Purpose                      Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Purchase ..................         444     $266,976,647.20          39.52%      7.043%       723       $601,298.75      76.81%
Refinance (Cash Out) ......         487      285,964,991.46          42.33       6.912        707        587,197.11      70.86
Refinance (Rate/Term) .....         197      122,653,106.28          18.15       6.835        712        622,604.60      73.11
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

                                              Occupancy Types for the Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Occupancy Type                    Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Investment ................          61     $ 36,946,505.35           5.47%      7.436%       730       $605,680.42      69.51%
Owner Occupied ............       1,028      613,771,227.01          90.85       6.915        713        597,053.72      74.05
Second Home ...............          39       24,877,012.58           3.68       7.072        728        637,872.12      69.04
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

------------
(1) Based upon representations of the related mortgagors at the time of origination.



                                           Loan Documentation Type for the Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Type of Program                   Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Full/Alternate ............         245     $144,672,239.53          21.41%      6.737%       717       $590,498.94      75.97%
Stated Income .............         568      345,306,222.41          51.11       6.936        715        607,933.49      74.48
No Ratio ..................         144       85,171,396.35          12.61       7.159        710        591,468.03      74.15
No Income/No Asset ........          86       53,048,701.40           7.85       7.082        707        616,845.37      67.86
No Doc ....................          85       47,396,185.25           7.02       7.172        717        557,602.18      65.70
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========


                                          Ranges of Loan Age for the Mortgage Loans (1)

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Range of                       Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Loan Age (months)                 Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
0 .........................         349     $210,518,166.20          31.16%      6.871%       709       $603,203.91      74.63%
1 - 5 .....................         760      452,313,448.08          66.95       6.985        717        595,149.27      73.17
6 - 10 ....................          19       12,763,130.66           1.89       6.984        703        671,743.72      72.98
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

------------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately two months.



                                            Prepayment Charge Terms of the Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
Prepayment Charge              Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Term (months)                     Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
None ......................         933     $562,548,828.03          83.27%      6.959%       715       $602,946.23      73.53%
12 ........................          53       32,196,643.89           4.77       6.972        715        607,483.85      75.29
24 ........................           5        2,851,000.00           0.42       7.098        707        570,200.00      80.47
36 ........................         137       77,998,273.02          11.55       6.865        711        569,330.46      73.32
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

                                             Origination Channel for the Mortgage Loans

                                                                 Percent of              Weighted                      Weighted
                                                  Aggregate       Aggregate    Weighted   Average           Average     Average
                              Number of           Principal       Principal     Average      FICO           Current    Loan-to-
                               Mortgage             Balance         Balance    Mortgage    Credit         Principal       Value
Origination Channel               Loans         Outstanding     Outstanding        Rate     Score           Balance       Ratio
---------------------------   ---------     ---------------     -----------    --------  --------       -----------    --------
Conduit ...................         748     $448,198,988.80          66.34%      6.992%       717       $599,196.51      72.97%
Correspondent .............         130       80,355,995.62          11.89       6.898        716        618,123.04      75.54
Consumer Direct ...........           3        1,463,431.18           0.22       7.182        680        487,810.39      73.15
Mortgage Professionals ....         247      145,576,329.34          21.55       6.844        707        589,377.85      74.55
                              ---------     ---------------     -----------
Total:.....................       1,128     $675,594,744.94         100.00%
                              =========     ===============     ===========

                        Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-P will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-PO, Class A-X, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class P Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus. The classes and components of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amount and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances and initial Notional Amount may vary in the aggregate by plus or minus 5%.

      When describing the certificates in this free writing prospectus, we use the following terms:

       Designation                        Classes of Certificates
------------------------  -----------------------------------------------------
   Senior Certificates      Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4,
                             Class 1-PO, Class A-X, Class 2-A-1, Class
                                  2-A-2, Class 2-A-3 and Class A-R
                                             Certificates

     Group 1 Senior         Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4
      Certificates         and Class 1-PO Certificates and Class A-X-1 Component

     Group 2 Senior         Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R
      Certificates                Certificates and Class A-X-2 Component

      Subordinated           Class B-1, Class B-2, Class B-3, Class B-4, Class
      Certificates                    B-5 and Class B-6 Certificates

     Notional Amount                      Class A-X Certificates
      Certificates

      Super Senior         Class 1-A-2, Class 1-A-3 and Class 2-A-1 Certificates
      Certificates

         Support                 Class 1-A-4 and Class 2-A-2 Certificates
      Certificates

     Principal Only                       Class 1-PO Certificates
      Certificates

         Private                Class B-4, Class B-5, Class B-6 and Class P
      Certificates                             Certificates

      The certificates are generally referred to as the following types:


                Class                                             Type
------------------------------------   --------------------------------------------------------------
      Class 1-A-1 Certificates:                      Senior/ Fixed Pass-Through Rate

      Class 1-A-2 Certificates:            Senior/ NAS/ Super Senior/ Fixed Pass-Through Rate

      Class 1-A-3 Certificates:               Senior/ Super Senior/ Fixed Pass-Through Rate

      Class 1-A-4 Certificates:               Senior/ NAS/ Support/ Fixed Pass-Through Rate

       Class A-X Certificates:                       Senior/Fixed Pass-Through Rate/
                                                Notional Amount/Interest Only/ Component

      Class 1-PO Certificates:                            Senior/Principal Only

      Class 2-A-1 Certificates:            Senior/ Fixed Pass-Through Rate/ NAS/ Super Senior

      Class 2-A-2 Certificates:               Senior/ Fixed Pass-Through Rate/ NAS/ Support

      Class 2-A-3 Certificates:                Senior/Variable Pass-Through Rate/Component

       Class A-R Certificates:                            Senior/REMIC Residual

       Class B-1 Certificates:                   Subordinate/Variable Pass-Through Rate

       Class B-2 Certificates:                   Subordinate/Variable Pass-Through Rate

       Class B-3 Certificates:                   Subordinate/Variable Pass-Through Rate

       Class B-4 Certificates:                   Subordinate/Variable Pass-Through Rate

       Class B-5 Certificates:                   Subordinate/Variable Pass-Through Rate

       Class B-6 Certificates:                   Subordinate/Variable Pass-Through Rate

        Class P Certificates:                              Prepayment Charges


      The private certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances of the private certificates are set forth in this free writing prospectus under "Summary - Description of the Certificates." The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described under "--Interest" in this free writing prospectus. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal;

o the amount of Realized Losses (including Excess Losses) allocated to that class; and

o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class 1-PO Deferred Amounts, as described in this free writing prospectus under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

      The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $638,437,022 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 94.50%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.00%, 1.20%, 0.70%, 0.70%, 0.55% and 0.35%, respectively.

      The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates and Components

      The Class A-X Certificates (the "Notional Amount Certificates") will not have a Class Certificate Balance but will bear interest on its outstanding Notional Amount. The Class 2-A-3-1 Component is a Notional Amount Component and is described under "--Component Classes" below.

      The "Notional Amount" of the Class A-X Certificates for any Distribution Date will equal the sum of the Class A-X-1 and Class A-X-2 Component Notional Amounts immediately prior to that Distribution Date.

      The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Component Classes

      Solely for purposes of calculating distributions and, with respect to the Class 2-A-3 Components, allocating losses, the Class A-X and Class 2-A-3 Certificates will each be made up of two components having the designations and initial Component Balances or initial Component Notional Amounts, as applicable, set forth below as of the closing date:

                                                Initial Component Notional
                 Designation                       Amount (approximate)
                 -----------                       --------------------
Class A-X-1 Component..................             $16,279,634
Class A-X-2 Component..................             $27,132,973

                                               Initial Component Balance or
                                                Initial Component Notional
                 Designation                       Amount (approximate)
                 -----------                       --------------------
Class 2-A-3-1 Component................             $25,419,000
Class 2-A-3-2 Component................             $228,773,000

      The "Component Notional Amount" of the Class A-X-1 Component for any Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 1, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.25% per annum, and the denominator of which is 6.3781% per annum and (ii) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 1 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

      The "Component Notional Amount" of the Class A-X-2 Component for any Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 2, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.50% per annum, and the denominator of which is 6.3781% per annum and (ii) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 2 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

      The "Component Notional Amount" of the Class 2-A-3-1 Component for any Distribution Date will equal the aggregate Class Certificate Balance of the Class 2-A-1 and Class 2-A-2 Certificates immediately prior to that Distribution Date.

      The "Component Balance" with respect to the Class 2-A-3-2 Component as of any Distribution Date is the initial Component Balance on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of Subsequent Recoveries on the group 2 mortgage loans.

      As used in this free writing prospectus, "Class A-X Component" will mean the Class A-X-1 or Class A-X-2 Component, as applicable. The Class A-X-1 Component will relate to loan group 1 and the Class A-X-2 Component will relate to loan group 2. As used in this free writing prospectus, "Class 2-A-3 Component" will mean the Class 2-A-3-1 or Class 2-A-3-2 Component, as applicable.

      The Class A-X Components comprising the Class A-X Certificates will not be separately transferable from the Class A-X Certificates, and the Class 2-A-3 Components will not be separately transferable from the Class 2-A-3 Certificates.

Book-Entry Certificates

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Senior Certificates (other than the Class A-X and Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $100,000 and integral multiples of $1,000 in excess thereof. Investors may hold such beneficial interests in the Class A-X, Class B-1, Class B-2 and Class B-3 Certificates in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the

Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such Available Funds and prepayment charges in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

Investments of Amounts Held in Accounts

      Certificate Account. At the direction of the servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      Distribution Account.  Funds on deposit in the Distribution
Account will not be invested.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


Type / Recipient (1)                  Amount                   General Purpose                 Source (2)
----------------------   --------------------------------  ----------------------  ----------------------------------

Fees

Servicing Fee /            Either 0.200% or 0.250% per         Compensation          Interest collected with
Servicer                   annum of the Stated                                       respect to each Mortgage Loan
                           Principal Balance of each                                 and any Liquidation Proceeds
                           Mortgage Loan (3)                                         or Subsequent Recoveries that
                                                                                     are allocable to accrued and
                                                                                     unpaid interest (4)

Additional                 o    Prepayment Interest            Compensation          Interest collections with
Servicing                       Excess                                               respect to certain Mortgage
Compensation /                                                                       Loans that prepay in full
Servicer

                           o    All late payment fees,         Compensation          Payments made by obligors with
                                assumption fees and                                  respect to the Mortgage Loans
                                other similar charges
                                (excluding prepayment
                                charges)

                           o    All investment income          Compensation          Investment income related to
                                earned on amounts on                                 the Certificate Account
                                deposit in the
                                Certificate Account

                           o    Excess Proceeds (5)            Compensation          Liquidation Proceeds and
                                                                                     Subsequent Recoveries

Trustee Fee /              0.005% per annum of the             Compensation          Interest Distribution Amount
trustee                    Stated Principal Balance of
                           each Mortgage Loan

Expenses

Insurance expenses         Expenses incurred by the            Reimbursement         To the extent the expenses are
/ Servicer                 Servicer                            of Expenses           covered by an insurance policy
                                                                                     with respect to the Mortgage
                                                                                     Loan


Type / Recipient (1)         Frequency
----------------------   -----------------

Fees

Servicing Fee /                Monthly
Servicer




Additional                  Time to time
Servicing
Compensation /
Servicer
                            Time to time





                               Monthly




                            Time to time



Trustee Fee /                  Monthly
trustee


Expenses

Insurance expenses          Time to time
/ Servicer





Type / Recipient (1)                  Amount                   General Purpose                 Source (2)
----------------------   --------------------------------  ----------------------  ----------------------------------

Advances / Servicer        To the extent of funds              Reimbursement         With respect to each Mortgage
                           available, the amount of any        of Expenses           Loan, late recoveries of the
                           advances                                                  payments of the costs and
                                                                                     expenses, Liquidation
                                                                                     Proceeds, Subsequent
                                                                                     Recoveries, purchase proceeds
                                                                                     or repurchase proceeds for
                                                                                     that Mortgage Loan (6)



Indemnification            Amounts for which the               Indemnification       Amounts on deposit on the
expenses / the             seller, the Servicer and the                              Certificate Account on any
seller, the                depositor are entitled to                                 Distribution Account Deposit
servicer and the           indemnification (7)                                       Date, following the transfer
depositor                                                                            to the Distribution Account


Type / Recipient (1)         Frequency
----------------------   -----------------

Advances / Servicer         Time to time










Indemnification                Monthly
expenses / the
seller, the
servicer and the
depositor


(1) If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal either 0.200% or 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in January 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for any class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date based on the Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution on the senior certificates related to those loan groups, and distributions on the subordinated certificates will be based on any remaining Available Funds for all loan groups for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class 1-PO Deferred Amounts, and will be made in the following order of priority:

      1. to interest on each interest-bearing class and component of senior certificates in the related senior certificate group, pro rata based on their respective Interest Distribution Amounts;

      2. to principal on the classes and component of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and component of certificates in the related senior certificate group on the Distribution Date;

      3. to any Class 1-PO Deferred Amounts with respect to the Class 1-PO Certificates, but only from amounts from loan group 1 that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

      4. to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates -- Interest" and "--Principal."

      "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

      o all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries on the Mortgage Loans in that loan group;

      o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest allocated to the related loan group; and

      o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the servicer as of the Distribution Date;

      reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

      The classes and components of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

      For each interest accrual period, the Class 2-A-3 Certificates will be entitled to distributions of interest accrued on the Class 2-A-3-1 and Class 2-A-3-2 Components for that interest accrual period. The pass-through rate for the Class 2-A-3-1 Component for the interest accrual period for any Distribution Date will be 0.50% per annum. The pass-through rate for the Class 2-A-3-2 Component for the interest accrual period for any Distribution Date will be 6.50% per annum.

      The pass-through rate for the Class A-X-1 and Class A-X-2 Component for the interest accrual period for any Distribution Date will be equal to 6.3781% per annum.

      The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

      o 6.25% multiplied by the excess of the aggregate Stated Principal Balance of the group 1 mortgage loans as of the first day of the related Due Period (after giving effect to principal prepayments in the Prepayment Period ending during such Due Period) over the aggregate Class Certificate Balance of the group 1 senior certificates immediately prior to that Distribution Date; and

      o 6.50% multiplied by the excess of the aggregate Stated Principal Balance of the group 2 mortgage loans as of the first day of the related Due Period (after giving effect to principal prepayments in the Prepayment Period ending during such Due Period) over the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to that Distribution Date;

      divided by the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period is expected to be approximately 6.3495% per annum.

       "Weighted Average Adjusted Net Mortgage Rate" for each Distribution Date is the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans in that loan group as of the first day of the related Due Period in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period ending during such Due Period).

      On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This

"Interest Distribution Amount" for any interest-bearing class and component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance, Notional Amount, Component Balance or Component Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts"). The Class 1-PO Certificates are principal only certificates and will not bear interest.

      With respect to each Distribution Date for all classes and components of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      The interest entitlement described above for each interest-bearing class and component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates thereof and (b) each loan group, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

      o any net prepayment interest shortfalls for that loan group for that Distribution Date and

      o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes and components in the related senior certificate group on such Distribution Date, based on the amount of interest each such class or component of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on the subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls. The "Assumed Balance" for a Distribution Date and (x) loan group 1 is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Non-PO Percentage of the Stated Principal Balance of each group 1 mortgage loan as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date) and (y) loan group 2 is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

      With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfall for that loan group and Distribution Date. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

      Loan Group 1

      General. All payments and other amounts received in respect of principal of the group 1 mortgage loans will be allocated between (a) the Class 1-PO Certificates and (b) the group 1 senior certificates (other than the Notional Amount Certificates, the Class 1-PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The "Non-PO Percentage" with respect to any group 1 mortgage loan with an adjusted net mortgage rate less than 6.25% (each a "Discount Mortgage Loan") will be equal to the adjusted net mortgage rate divided by 6.25% and, with respect to any group 1 mortgage loan with an adjusted net mortgage rate equal to or greater than 6.25% (each a "Non-Discount Mortgage Loan"), will be 100%.

      The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to (6.25% minus the adjusted net mortgage rate) divided by 6.25% and, with respect to any Non-Discount Mortgage Loan, will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed as principal to the group 1 senior certificates (other than the Notional Amount Certificates and the Class 1-PO Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.



      The "Non-PO Formula Principal Amount" for any Distribution Date and loan group 1 will equal the sum of:

      (i)   the sum of the applicable Non-PO Percentage of:

            (a) all monthly payments of principal due on each group 1 mortgage loan on the related Due Date,

            (b) the principal portion of the purchase price of each group 1 mortgage loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any group 1 mortgage loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

            (c) the Substitution Adjustment Amount in connection with any deleted group 1 mortgage loan received with respect to the Distribution Date,

            (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of group 1 mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            (e) with respect to each group 1 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the group 1 mortgage loan, and

            (f) all partial and full principal prepayments by borrowers on the group 1 mortgage loans received during the related Prepayment Period, including the principal portion of the purchase price of any group 1 mortgage loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing, and

      (ii) (A) any Subsequent Recoveries with respect to the group 1 mortgage loans received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in loan group 1 that incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries on the group 1 mortgage loans received during the calendar month preceding the month of such Distribution Date.

      Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount for loan group 1, up to the amount of the Senior Principal Distribution Amount for loan group 1 for the Distribution Date will be distributed as principal of the following classes of group 1 senior certificates, concurrently, as follows:

            (x) 50% to the Class 1-A-1 Certificates until its Class Certificate Balance is reduced to zero; and

            (y)   50% in the following priority:

                  (1) concurrently, to the Class 1-A-2 and Class 1-A-4 Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

                  (2) to the Class 1-A-3 Certificates until its Class Certificate Balance is reduced to zero;

                  (3) concurrently, to the Class 1-A-2 and Class 1-A-4 Certificates, pro rata, without regard to the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

      On each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the classes of group 1 Senior Certificates (other than the Notional Amount Certificates and the Class 1-PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

      Class 1-PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class 1-PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and (y) the product of

      o Available Funds for loan group 1 remaining after distribution of interest on the group 1 senior certificates, and

      o a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount for loan group 1.

      If the Class 1-PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the group 1 senior certificates (other than the Notional Amount Certificates and the Class 1-PO Certificates) will be in an amount equal to the product of Available Funds for loan group 1 remaining after distribution of interest on the group 1 senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that related Senior Principal Distribution Amount and the PO Formula Principal Amount.

      Loan Group 2

      General. On each Distribution Date, the Principal Amount for loan group 2 will be distributed as principal with respect to the related senior certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

      The "Principal Amount" for any Distribution Date and loan group 2 will equal the sum of:

            (a) all monthly payments of principal due on each group 2 mortgage loan on the related Due Date,

            (b) the principal portion of the purchase price of each group 2 mortgage loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

            (c) the Substitution Adjustment Amount in connection with any deleted group 2 mortgage loan received with respect to the Distribution Date,

            (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of group 2 mortgage loans that are not yet Liquidated mortgage loans received during the calendar month preceding the month of the Distribution Date,

            (e) with respect to each group 2 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

            (f) all partial and full principal prepayments by borrowers on the group 2 mortgage loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans that was repurchased due to modification of the Mortgage Loan in lieu of refinancing,

            (g) (A) any Subsequent Recoveries with respect to the group 2 mortgage loans received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries related to Mortgage Loans in loan group 2 that incurred a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for loan group 2, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following priority:

            (i) concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

            (ii) sequentially, to the Class A-R Certificates and Class 2-A-3-2 Component, in that order, until their respective Class Certificate Balance and Component Balance are reduced to zero; and

            (iii) concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, without regard to the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

      On each Distribution Date on and after the Senior Credit Support Depletion Date, the Principal Amount for loan group 2 will be distributed, concurrently, as principal of the classes of Group 2 Senior Certificates, pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

      The capitalized terms used in this free writing prospectus shall have the following meanings:

      The "Senior Principal Distribution Amount" for any Distribution Date and loan group 1 will equal the sum of

      (i) the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

      (ii) for each group 1 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            o the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan, and

            o  either

                  o if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                  o if an Excess Loss were sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

      (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount and that Distribution Date; and

      (iv) the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a group 1 mortgage loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount for loan group 1 will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

      Notwithstanding the foregoing definition of Senior Principal Distribution Amount, on any Distribution Date after the Senior Termination Date, if the remaining senior certificates are group 1 senior certificates, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to the Mortgage Loans in loan group 1.

      The "Senior Principal Distribution Amount" for any Distribution Date and loan group 2 will equal the sum of

      (i)   the related Senior Percentage of all amounts described in clauses
(a) through (d) of the definition of Principal Amount for loan group 2 for that Distribution Date,

      (ii) for each group 2 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            (a) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

            (b)   either

                  (x) if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                  (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the applicable Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

      (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for loan group 2 and the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a group 2 mortgage loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after the Senior Termination Date, if the remaining certificates are group 2 senior certificates, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

      The "Group 1 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) 50% of the Group 1 Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Group 1 Priority Percentage and (ii) the product of (A) 50% of the Group 1 Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Group 1 Priority Percentage.

      "Group 1 Scheduled Principal Distribution Amount" for any Distribution Date and loan group 1 will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a group 1 mortgage loan that is not a Liquidated Mortgage Loan, the Group 1 Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of that Bankruptcy Loss.

      The "Group 1 Unscheduled Principal Distribution Amount" for any Distribution Date and loan group 1, the Non-PO Percentage of the sum of the amounts described in subclauses (e) and (f) of clause (i) and clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date.

      "Group 1 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-2 and Class 1-A-4 Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the aggregate Class Certificate Balance of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates immediately prior to such Distribution Date.

      "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

      The "Group 2 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Group 2 Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Group 2 Priority Percentage and
(ii) the product of (A) the Group 2 Unscheduled Principal Distribution Amount,
(B) the Shift Percentage and (C) the Group 2 Priority Percentage.

      "Group 2 Scheduled Principal Distribution Amount" for any Distribution Date and loan group 2 will equal all amounts described in subclauses (a) through (d) of the definition of Principal Amount for loan group 2 for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a group 2 mortgage loan that is not a Liquidated Mortgage Loan, the Group 2 Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the principal portion of that Bankruptcy Loss.

      The "Group 2 Unscheduled Principal Distribution Amount" for any Distribution Date and loan group 2, the sum of the amounts described in clauses (e) through (g) of the definition of Principal Amount for loan group 2 for that Distribution Date.

      "Group 2 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-1 and Class 2-A-2 Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates immediately prior to such Distribution Date.

      The "PO Formula Principal Amount" for any Distribution Date and the Class 1-PO Certificates will equal the sum of:

      (i)   the sum of the PO Percentage of:

            (a) all monthly payments of principal due on each group 1 mortgage loan on the related Due Date,

            (b) the principal portion of the purchase price of each group 1 mortgage loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any group 1 mortgage loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

            (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in loan group 1 received for the Distribution Date,

            (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of group 1 mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            (e) for each group 1 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

            (f) all partial and full principal prepayments by borrowers on the group 1 mortgage loans received during the related Prepayment Period, including the principal portion of the purchase price of any group 1 mortgage loan that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

      (ii) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in loan group 1 that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

      The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate Stated Principal Balance of the Mortgage Loans.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the Class 1-PO Certificates and the Notional Amount Certificates) immediately before the Distribution Date and the denominator of which is (x) in the case of loan group 1, the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each group 1 mortgage loan as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date) and (y) in the case of loan group 2, the aggregate Stated Principal Balance of each group 2 mortgage loan as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Certificates (other than the Class 1-PO Certificates and the Notional Amount Certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class 1-PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date. For any Distribution Date on or prior to the Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the Senior Termination Date, the "Subordinated Percentage" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class 1-PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case each Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for either loan group will occur unless both of the step down conditions listed below are satisfied with respect to both loan groups:

o the outstanding principal balance of all Mortgage Loans in a loan group delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to the Senior Termination Date, the Subordinated Percentage for that loan group of (i) in the case of loan group 1, the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the group 1 mortgage loans or (ii) in the case of each of loan group 2, the aggregate Stated Principal Balance of the group 2 mortgage loans or (b) if such date is after the Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

      o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the Senior Termination Date, the Subordinated Percentage for that loan group of (x) in the case of loan group 1, the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the group 1 mortgage loans or (y) in the case of each of loan group 2, the aggregate Stated Principal Balances of the group 2 mortgage loans, in each case as of the Cut-off Date or (ii) if such date is after the Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

      o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

      o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

      o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

      o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      The "Senior Termination Date" is the date on which the aggregate Class Certificate Balance of the senior certificates of a senior certificate group is reduced to zero.

      If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class 1-PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

      Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group after giving effect to distributions to be made on that Distribution Date, is greater than
(x) in the case of loan group 1, the Non-PO Pool Balance of the group 1 mortgage loans and (y) in the case of loan group 2, the aggregate Stated Principal Balance of the group 2 mortgage loans (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, other than the Class 1-PO Certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the Class 1-PO Certificates, of the Undercollateralized Group equals (x) in the case of loan group 1, the Non-PO Pool Balance of the group 1 mortgage loans and (y) in the case of loan group 2, the aggregate Stated Principal Balance of the group 2 mortgage loans (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the Class 1-PO Certificates, of that related senior certificate group. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of (x) in the case of loan group 1, the Non-PO Pool Balance for the related Undercollateralized Group and (y) in the case of loan group 2, the aggregate Stated Principal Balance of the Mortgage Loans for the related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      The "Non-PO Pool Balance" for loan group 1 and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all group 1 mortgage loans over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in loan group 1.

      All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to each loan group, to the extent of Available Funds, (x) in the case of loan group 1, the Non-PO Formula Principal Amount for loan group 1, up to the amount of the Subordinated Principal Distribution Amount for loan group 1 for the Distribution Date or (y) in the case of loan group 2, the Principal Amount for loan group 2, up to the amount of the Subordinated Principal Distribution Amount for loan group 2 for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both loan groups (based on its Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both loan groups for distribution of principal. Distributions of principal of the subordinated certificates' pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination

Percentages of such class and all classes of subordinated certificates that have lower priorities of distribution than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

      The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                 Class B-1......................         5.50%
                 Class B-2......................         3.50%
                 Class B-3......................         2.30%
                 Class B-4......................         1.60%
                 Class B-5......................         0.90%
                 Class B-6......................         0.35%

      The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group 1 will equal the sum of:

   o the related Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for loan group 1 and that Distribution Date,

   o for each group 1 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the group 1 mortgage loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount for loan group 1, up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the group 1 mortgage loan,

   o the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for loan group 1 and that Distribution Date, and

   o the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for loan group 1 and that Distribution Date, reduced by the amount of any payments in respect of Class 1-PO Deferred Amounts on the Distribution Date.

      The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group 2 will equal the sum of:

   o the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for loan group 2 and that Distribution Date,

   o for each group 2 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the group 2 mortgage loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount for loan group 2 up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

   o the Subordinated Prepayment Percentage for loan group 2 of the amounts described in clauses (f) and (g) of the definition of Principal Amount for loan group 2 and that Distribution Date.

      On any Distribution Date after the Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the applicable formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for either loan group remaining after payment of interest and principal on the senior certificates and Class 1-PO Deferred Amounts on the Class 1-PO Certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan in loan group 1 will be allocated to the Class 1-PO Certificates, until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior Credit Support Depletion Date, will be treated as a "Class 1-PO Deferred Amount." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of loan group 1 for the Subordinated Principal Distribution Amount, Class 1-PO Deferred Amounts will be paid on the Class 1-PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in loan group 1 in respect of unpaid Class 1-PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class 1-PO Certificates. The Class 1-PO Deferred Amounts will not bear interest. The Class Certificates Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class 1-PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class 1-PO Deferred Amounts will be created.

      On each Distribution Date, (x) the applicable Non-PO Percentage of any Realized Loss on the group 1 mortgage loans and (y) any Realized Loss on the group 2 mortgage loans, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the Notional Amount Certificates and the Class 1-PO Certificates) pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses on the group 1 mortgage loans that would otherwise be allocated to the Class 1-A-2 and Class 1-A-3 Certificates will instead be allocated to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero and any Realized Losses on the group 2 mortgage loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates until its Class Certificate Balance is reduced to zero.

      On each Distribution Date, (x) the applicable Non-PO Percentage of Excess Losses on the group 1 mortgage loans and (y) with respect to loan group 2, Excess Losses on the group 2 mortgage loans, will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

o the applicable Senior Percentage of the (x) in the case of loan group 1, the Non-PO Percentage of such Excess Loss and (y) in the case of loan group 2, such Excess Loss, will be allocated among the classes of senior certificates in that senior certificate group (other than the Notional Amount Certificates and the Class 1-PO Certificates), pro rata, based on their Class Certificate Balances and

o the applicable Subordinated Percentage of the (x) in the case of loan group 1, the Non-PO Percentage of such Excess Loss and (y) in the case of loan group 2, such Excess Loss, will be allocated among the classes of subordinated certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

      The share of the Assumed Balance for each class of subordinated certificates and a loan group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution Date after the Senior Termination Date, such Excess Losses on the Mortgage Loans in the related loan group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, (x) in the case of loan group 1, the Non-PO Percentage of any Excess Loss and (y) in the case of loan group 2, any Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses, any Excess Loss will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and Class 1-PO Certificates and the related Class 2-A-3-1 and Class A-X Components).

      Because principal distributions are made to some classes of certificates (other than the Class 1-PO Certificates and the Notional Amount Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement -- Special Hazard Insurance Policies."

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

      The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.

                              Credit Enhancement

Subordination

      The Non-PO Percentage of any Realized Losses on the group 1 mortgage loans, other than Excess Losses, that would otherwise be allocated to the Class 1-A-2 and Class 1-A-3 Certificates will instead be allocated to the Class 1-A-4 Certificates until its Class Certificate Balance is reduced to zero and any Realized Losses on the group 2 mortgage loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates until its Class Certificate Balance is reduced to zero. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, on the group 1 mortgage loans and any Realized Losses, other than Excess Losses on the group 2 mortgage loans and group 3 mortgage loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class 1-PO Certificates in reimbursement for Class 1-PO Deferred Amounts.

      The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

o Special Hazard Losses in an initial amount expected to be up to approximately $6,755,947 (the "Special Hazard Loss Coverage Amount"),

o Bankruptcy Losses in an initial amount expected to be up to approximately $232,458 (the "Bankruptcy Loss Coverage Amount"), and

o Fraud Losses in an initial amount expected to be up to approximately $13,511,895 (the "Fraud Loss Coverage Amount").

      The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

o     the greatest of

            o 1% of the aggregate of the principal balances of the Mortgage Loans,

            o twice the principal balance of the largest Mortgage Loan, and

            o the aggregate principal balances of the Mortgage Loans, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

      The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

o 2% of the then current pool principal balance, in the case of the first such anniversary and 1% as of the second, third and fourth such anniversaries,

and

o     the excess of:

            o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

            o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

      The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

      The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation.